Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Jan 08, 2010 / 04:00PM GMT

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Final Transcript
Jan 08, 2010 / 04:00PM GMT, **MNT — Q4 2009 National Mentor Holdings, Inc. Earning Conference Call
CORPORATE PARTICIPANTS
Ned Murphy
National MENTOR Holdings, Inc. — CEO
Bruce Nardella
National MENTOR Holdings, Inc. — President and COO
Denis Holler
National MENTOR Holdings, Inc. — CFO
CONFERENCE CALL PARTICIPANTS
Chris Kinski
Neuberger Berman — Analyst
David Common
JPMorgan Chase & Co . — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen. Welcome to the fourth quarter 2009 National MENTOR Holdings, Inc. earnings conference call. My name is Chanelle, and I will be your Operator for today. At this time, all participants are in listen only mode. Later we will conduct a question and answer session. (Operator Instructions) As a reminder this conference is being recorded for replay purposes.
I would now like to turn the conference over to your host for today’s call, Mr. Ned Murphy, CEO. Please proceed.
Ned Murphy - National MENTOR Holdings, Inc. — CEO
Thank you, Chanelle. This is Ned Murphy. I’m here in our office in Boston with Bruce Nardella, the Company’s President and Chief Operating Officer, and Denis Holler, the Company’s Chief Financial Officer. I’d like to welcome you to National MENTOR Holdings conference call covering the fourth quarter and fiscal year ended September 30, 2009.
There are a couple of legally required communications I’d like to make. We provided notice of this call in a public news release distributed through the financial media. In addition, on December 22, 2009, we issued a news release through the financial media summarizing our results for the quarter and fiscal year ended September 30, 2009, and filed our 10-K with the SEC. The news release and the 10-K were also posted on our Investor Relations website at TMNfinancials.com. Although it’s not our intention to provide forward-looking statements I have to inform you that comments on this call may contain forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements including the risks and uncertainties that are discussed in the note regarding forward-looking statements and risk factors included in our filings with the Securities and Exchange Commission.
We may also discuss certain non-GAAP financial measures during this call. I would refer you to our press release of December 22 for comparable GAAP measures. And finally, while some people on this call receive non-public information about our Company, this call will address only public information.
I’d like to give a quick review of the overall financial performance. Revenues for the fourth quarter ended September 30 were $250.3 million, an increase of $13.3 million or 5.6% over revenues for the fourth quarter ended September 30, 2008. Adjusted EBITDA for the fourth quarter of fiscal 2009 was $24.9 million, an increase of $2.5 million or 11.3% compared to adjusted EBITDA for the fourth quarter of fiscal 2008. For the full year, revenues were $979.4 million, an increase of [$38.0] (corrected by company after the call) million or 4% over revenues for fiscal 2008. And adjusted EBITDA was $102.9 million, an increase of $5.3 million or 5.4% compared to fiscal 2008.

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Final Transcript
Jan 08, 2010 / 04:00PM GMT, **MNT — Q4 2009 National Mentor Holdings, Inc. Earning Conference Call
As you know we’re operating in a complex and difficult state budget and rate environment and I’d like to comment on that for just a couple of minutes. Without a doubt, 2009 was the most challenging external environment in our organization’s history as our public payers confronted a record decline in tax collections and record budget deficits. In total, state governments closed an aggregate budget gap for fiscal year 2009 totaling approximately $110 billion before facing a cumulative gap for fiscal 2010 which began last July 1 of nearly $200 billion or about 28% of state budgets. All but about $34 billion of that gap has been addressed but large deficits are projected again for fiscal year ‘11 due to revenue collections that continue to deteriorate and the fact that the federal stimulus is scheduled to expire at the end of December 2010 which is halfway through the fiscal year ‘11 in most states. We are optimistic that the federal government will provide another stimulus package that includes additional federal Medicaid funds for state governments. The version of the healthcare reform bill passed by the US House of Representatives included $23.5 billion to extend the enhanced Medicaid match for an additional six months.
Despite the stimulus, our services have not been spared from budget cuts. Throughout our fiscal year 2009 and now in 2010 our businesses in many markets have been constrained by a slower referral market and we have been forced to mitigate rate reductions in several states. Despite these rate reductions, on balance the funding for the services that we provide has held up well within the context of the overall economic environment. In most of our markets our rates were held constant for FY10 in the budgets that were passed by states last spring and summer. With a few exceptions those rates have been maintained to date but there is potential for additional reductions as states address new budget gaps caused by revenue collections below projections. We expect that the next 12 to 24 months will continue to be challenging for our public payers and we’re taking appropriate steps to insure that the Company remains financially strong throughout this period and poised to take advantage of opportunities to grow and serve more individuals who benefit from our support.
At this point I’d like to turn the call over to Bruce Nardella. But before I do I just want to remind people who may not have seen our announcement last month that Bruce has been promoted to the position of President and Chief Operating Officer of the Company. He has been COO since 2007 and in that job has done a tremendous effort of overseeing our operations, particularly during the past year as our governmental payers confronted these deficits. Throughout this period Bruce has remained focused on enhancing service quality, driving strategic growth, developing operations leaders across the Company and helping to control cost. I look forward to continuing to work with him in his new role as the Company develops our workforce, our referral sources and, most importantly, works hard to serve the individuals we take care of. At this point I’d like to turn the call over to Bruce.
Bruce Nardella - National MENTOR Holdings, Inc. — President and COO
Thanks, Ned. First off, I wanted to make note of two acquisitions we completed in the fourth quarter. As we previously disclosed as a subsequent event prior to our third quarter filing on July 31 in 2009, we completed the acquisition of Lakeview Healthcare Systems. Lakeview operates NeuroBehavioral and Supported Living Programs for individuals who have sustained traumatic brain Injuries in the states of Maine, New Hampshire, Rhode Island, Virginia and Wisconsin. Its worth noting, however, that Lakeview NeuroRehabilitation center and the Lakeview specialty hospital and rehab will continue to operate under their original ownership independently of our Company.
Also, effective on August 20, 2009, we completed the acquisition of Stepping Stones which provides post acute transitional therapeutic services for individuals recovering from an acquired brain Injury at program sites in Louisville, Kentucky. This tuck-in acquisition gives us a nice complement to our consisting ABI programs in Paducah and Georgetown, Kentucky. Given the challenging referral and rate climate that we’re in, acquisitions had a large impact in fiscal year 2009 and we continue to maintain an active pipeline of potential acquisitions.
I briefly wanted to touch on three factors that had a significant effect on our performance in the fourth quarter and throughout fiscal 2009. First, in the fourth quarter we faced accelerated rate cuts. Most of the impact from the rate cuts we received in some of our larger markets, especially in Arizona, California, Minnesota, and North Carolina, wasn’t felt until the beginning of the fourth quarter. In addition, the referral environment in many of our markets remains constrained particularly to regard to out of home residential placements. Although there remains some opportunities in some markets to grow our residential census, and we are focused on exploiting those, we are also working to grow our non-residential census where we think there is more opportunity to grow volume.
Second, as we highlighted on our third quarter call, in advance of these rate cuts, management took action to aggressively cut costs and manage expenses. One such area where we have achieved significant success in this regard is overtime. While we have certainly benefited in this area from the recessionary economy and higher unemployment, management throughout the Company has diligently focused on reducing overtime expenses. The result is a reduction of $1.7 million in overtime expenses in fiscal year 2009 as compared to 2008. While we would expect overtime costs to increase with an expansion in the job market when that does come, we have learned a lot about how to better manage this expense and maintain good performance in this area.

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Final Transcript
Jan 08, 2010 / 04:00PM GMT, **MNT — Q4 2009 National Mentor Holdings, Inc. Earning Conference Call
Finally, our fiscal year 2009 results were significantly impacted by increased workers compensation expense, especially in the fourth quarter. Although it is not surprising to us that we would see an increase in workers compensation costs in a recessionary economy, we have taken action to more effectively manage this expense by increasing our training in the field and more aggressively managing claims.
At this point, I’ll turn it over to Denis Holler for a more detailed view of the numbers.
Denis Holler - National MENTOR Holdings, Inc. — CFO
Thanks, Bruce. I’ll be discussing the results of our operations including balance sheet and cash flow highlights for the quarter and year ended September 30, 2009, as compared to the previous quarter and year ended September 30, 2008. I’ll also be referring to adjusted EBITDA which is defined in our press release. We discussed adjusted EBITDA because we think it is an appropriate measure of our business results, but please remember it is a non-GAAP financial measure and should not be considered an alternative to other GAAP measures such as net income or income from operations.
Turning to the results for the fourth quarter, as Ned mentioned, revenue was $250.3 million representing a net increase of $13.3 million or 5.6% over revenues for the previous quarter. $5.4 million of that growth was organic which includes the operations of programs started during the last quarter of fiscal 2008 and fiscal 2009. In addition, we experienced growth in revenue of $10 million relating to acquisitions that closed during last quarter of fiscal 2008 and 2009. This revenue growth was partially offset by a reduction of $2.1 million of revenue from divested business units.
Our ongoing cost containment efforts contributed positively to our income from operations, net income and our adjusted EBITDA. In addition to the rate reductions taking effect in the quarter, our results were negatively impacted by $4.5 million of increased workers compensations costs. These were due to higher claims levels and the unfavorable development of reserves on prior period claims. Income from operations for the fourth quarter increased by approximately $400,000 over the prior quarter to $9.3 million and our operating margin remained constant at 3.7%. Our net loss for the fourth quarter was $1.4 million compared to a net loss of $3.6 million in the previous quarter. And adjusted EBITDA for the fourth quarter was $24.9 million, an increase of $2.5 million or 11.3% compared to the previous quarter.
Moving to the year-to-date picture, revenue for fiscal 2009 finished at $979.4 million and represented an increase of $38 million or 4% over revenue for fiscal 2008. $25.4 million of that growth was organic and included the contributions of programs started during fiscal 2008 and 2009. In addition, we experienced growth in revenue of $22 million relating to acquisitions that closed in fiscal 2008 and 2009. The revenue growth was also partially offset by a reduction of $9.4 million of revenue from divested business units. Our ongoing cost containment efforts contributed positively to our income from operations, net income and adjusted EBITDA for the year. However, again, our results were negatively impacted by $5.5 million in annual increase in our workers compensation costs year-over-year.
Income from operations for fiscal 2009 decreased by approximately $1.7 million to $42.5 million and operating margin decreased to 4.3% from 4.7% in the previous year. Our net loss for the year was $5.5 million which compares to a net loss of $7.2 million for the prior year. And finally adjusted EBITDA finished at $102.9 million and represented an increase of $5.3 million or 5.4% over fiscal 2008. Our trailing 12 month results for the year included $3.7 million of losses for new start programs that had been started in the last 18 months.
Moving to the balance sheet, our cash balance on September 30, 2009, was $23.7 million and our total operating Company debt outstanding was $510 million. This puts our operating company leverage at 4.6 times and our interest coverage at 2.4 times. As many of you know, we are allowed additional add backs for bank covenant purposes and so our operating company leverage for bank covenant purposes is 4.4 times and our interest coverage is 2.5 times as of September 30, 2009. As many of you also know, our current leverage covenant requirement is six times leverage and it tightens to five times at the end of our first quarter which was just on December 2009. In addition, it tightens by another half turn to 4.5 times one year later, or on December 2010, so our current bank leverage of 4.4 times must be taken in that context. We do have additional covenants related to interest coverage and capital expenditures that I won’t go into detail on here because they have very large tolerances, but if any of you have any questions on those please ask or give me a call after we finish here. And then finally, most of you know that we completed a HoldCo note transaction in July 2007 and taking into account that transaction total leverage on the Company is 6.5 times and we are also accruing the interest related to those notes.
Moving to the cash flow summary for the quarter, our cash balance increased from $17.5 million to $23.7 million and out of the $24.9 million of adjusted EBITDA that we generated during the quarter, we repaid about $800,000 of our term loans and made interest payments of about $16 million. Our CapEx came in at about $5.1 million in the quarter or about 2.1% of revenue. We deployed $10.4 million for acquisitions and most of that related to Lakeview. Working capital decreased by $12.9 million and that is largely due to the decrease in our accounts receivable and a smaller amount due to the timing of payment of some liabilities. Day sales outstanding on our accounts receivable decreased approximately by one day to 46.2 days.

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Final Transcript
Jan 08, 2010 / 04:00PM GMT, **MNT — Q4 2009 National Mentor Holdings, Inc. Earning Conference Call
Just a few comments now on the cash flow summary for the entire year of fiscal 2009. In fiscal 2009, the Company generated approximately $31 million of free cash flow and that’s before our acquisitions and before our HoldCo note interest which, as we said earlier, we are treating as PIK. As we reported, we generated $102.9 million of adjusted EBITDA. We paid about $44 million in interest. Our capital expenditures came in at $27.4 million for the year or about 2.8% of revenue. We are not currently a significant taxpayer due to the shield from our HoldCo note interest and some recent tax law changes that have allowed us to accelerate our depreciation deductions. Working capital year-over-year was, for the most part, constant as was our DSO. And finally, as we reported in previous quarters, we deployed $33.6 million for acquisitions in the year and we used another $13.5 million to acquire HoldCo notes at a discount.
So as you can see, despite the constrained environment, the Company has performed well from a cash flow perspective. Our receivables collections have frankly been better than I had hoped, hovering in the mid 40s DSO range just throughout the year. However, given the environment, considerable risk continues in fiscal 2010 and we will continue to watch our collections and our payables carefully. Finally, you may have noticed in our 10-K that we are now using two reportable segments, the Human Services segment and Post Acute Specialty Rehabilitation services segment. The latter includes our Care Meridian and ABI businesses. As you know, these businesses have become more significant in recent quarters and are now required to be reported separately under the current accounting rules.
So with that, I’ll turn it back to Ned.
Ned Murphy - National MENTOR Holdings, Inc. — CEO
Thank you, Denis. Chanelle, I would ask you to open the lines for questions at this point.
QUESTION AND ANSWER
Operator
(Operator Instructions) Your first question comes from the line of [Chris Kinski] of Neuberger Berman.
Chris Kinski - Neuberger Berman — Analyst
Hi, good morning. Thanks for taking the questions. Can you elaborate a little bit on the workers comp expense in the fourth quarter? Was that primarily tied to one event or were there multiple claims that caused a spike in expense in the quarter?
Ned Murphy - National MENTOR Holdings, Inc. — CEO
Okay, I’ll ask Denis to take that on.
Denis Holler - National MENTOR Holdings, Inc. — CFO
Sure, Chris, how are you doing? As you know, we are in a self-insured program so that the expense that we recognize in a period relates both to claims incurred in the period and how we’re managing certain claims from prior periods that have reserves set on them. And we’re in the process of closing them and those reserves are in the process of being adjusted up and down. And in the fourth quarter, we had increases in both of those components. I would just say that overall for the year, which is really how this is looked at because there’s a much more granular actuarial analysis that is done in connection with the year-end work at the end of the year, but we had been running about 1.4% of our revenue in workers comp costs in FY08 and now it’s running at about 1.9% of revenue.

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Final Transcript
Jan 08, 2010 / 04:00PM GMT, **MNT — Q4 2009 National Mentor Holdings, Inc. Earning Conference Call
Chris Kinski - Neuberger Berman — Analyst
Okay, thanks. And then just from a cash flow perspective, I know in the past you’ve given some loose guidance around CapEx. Do you have an initial view on what that might look like in your fiscal 2010 at this point?
Denis Holler - National MENTOR Holdings, Inc. — CFO
Yes. It will be consistent with where we are now. As I just said we spent about $27 million or so or about 2.8% of our current revenue. I’d expect that to continue for 2010.
Chris Kinski - Neuberger Berman — Analyst
Okay, and then you guys have been spending on implementing a new billing system across the Company. Is that largely completed at this point and have there been any hiccups in that process?
Denis Holler - National MENTOR Holdings, Inc. — CFO
We have been through the implementation phase and we’re rolling it into other states so we will not have much in the way of additional capital expenditures to do that. As we talked earlier, Chris, it’s a very significant undertaking given the disparateness of our payers. And we have lots of challenges along the way but I think generally it’s going very well and the Company will realize a lot of significant value from being on one platform over time.
Chris Kinski - Neuberger Berman — Analyst
Okay, thanks. And then aside from workers comp, and maybe, Bruce, could you comment on the different components of the cost structure? I know you’ve made significant headway in managing your expense base in 2009. Is there any other components where you’re seeing upward pressure or any notable expense line items where you’re not seeing upward pressure on the cost structure?
Bruce Nardella - National MENTOR Holdings, Inc. — President and COO
Sure, Chris. All the cuts that we’ve made in fiscal year ‘09, we think in large part are manageable and we’ll be able to maintain them on the go forward in fiscal year ‘10. We’ve made a lot of adjustments to G&A line items where, obviously, there is little direct impact on the consumers that we’re responsible for caring for. So that has been probably the single most largest line other than cutting back, as we’ve mentioned in past calls, on wage increases and then reducing our overtime. I think, although we can manage these things in the short-term, frankly we’re going to have to be vigilant in our various markets. As you know, by operating in 35 plus states there are always going to be pressures, particularly pressures on wages, and we may have to respond where there are particular issues that emerge, but at this point in time we think we can hold the cost structure where we are right now.
Chris Kinski - Neuberger Berman — Analyst
Okay, thanks guys.
Operator
Your next question comes from the line of David Common of JPMorgan.
David Common - JPMorgan Chase & Co . — Analyst
Yes, good morning, all. Thanks very much for the opportunity for a question. You mentioned that the stimulus does run through 2010 and I didn’t catch the exact words but there’s some reasonable assumption that the federal government will continue to provide stimulus beyond. But since it’s certainly not assured and we don’t know levels, I was hoping you might address what you see going on in two or three of your top states as to how they’re running their own affairs to hopefully not depend on stimulus going forward.

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Final Transcript
Jan 08, 2010 / 04:00PM GMT, **MNT — Q4 2009 National Mentor Holdings, Inc. Earning Conference Call
Ned Murphy - National MENTOR Holdings, Inc. — CEO
Okay, thanks, David. This is Ned. Unfortunately I would have to say that I think many of the states are in fact counting on the stimulus funds continuing to flow certainly through the previously scheduled period ending December 31 of 2010. That’s already been committed for quite some time and that’s many different kinds of stimulus funds — infrastructure projects and so forth. But most importantly for us, the increase in the federal matching for Medicaid that all states received when the stimulus began. That portion of it is what we’re talking about we expect to continue. It’s not done yet but there seems to be substantial interest in Congress and almost unanimous support among the state governments for continuing that at least for another six months which would bring it through the end of most states’ fiscal years to June 30 of 2011. So that’s what it is that we expect to happen and we think that’s a good thing for us. It’s no magic at all but it will help stabilize the FY11 budget discussions that are starting to occur in most states across the country. I think that’s probably the way to look at it.
More generally, throughout 2009, the story on the state fiscal picture was pretty uniformly negative with revenues failing to meet even reduced expectations in most states. The picture varies from place to place but that was certainly the case throughout the year. If there’s a silver lining, I think that it would be that the gap diminished as the year went by, such that towards the end of the year, a few states actually began to bottom out and climb up a bit. I think it’s too early to claim victory on that front but we’re watching it closely. So I think a cautiously optimistic view would be that state revenues have seen or are approaching the bottom and might improve a little bit. We’ve seen that in a couple of states in the last couple of months but I think that’s by no means a solution. That simply might make the fiscal ‘11 budgeting picture a little bit easier than was the case this year. But I think we would regard it as very important that six-month extension in the federal stimulus of the federal matching for Medicaid continue. We think that would be an important consideration in most states as they put their FY11 budgets together. Does that answer your question, David?
David Common - JPMorgan Chase & Co . — Analyst
Yes, it does. To some extent we’re all just watching as some problems get kicked down the road with fingers crossed, but there’s not much we can do. I guess you do your lobbying and making the case and the states are making their case in Washington. I appreciate the additional commentary. Thank you.
Operator
(Operator Instructions) At this moment, Mr. Murphy, I’m showing no questions on the phone lines.
Ned Murphy - National MENTOR Holdings, Inc. — CEO
Okay, Chanelle, thank you very much. I’d like to thank the participants in today’s call for your continuing interest in the Company. If you have additional questions please feel free to contact us. We will look forward to talking to you again in not much more than a month’s time when we release the numbers for the first quarter of fiscal ‘10. Thank you very much for participating.
Operator
Ladies and gentlemen, that concludes the presentation. Thank you for your participation. You may now disconnect. Have a great day.

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Final Transcript
Jan 08, 2010 / 04:00PM GMT, **MNT — Q4 2009 National Mentor Holdings, Inc. Earning Conference Call
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